EXHIBIT 10.41


                                   MAXIM GROUP

June 10, 2005

Mr. Jerry Pearring
President
XStream Beverage Network, Inc.
4800 NW 15th Avenue
Ft. Lauderdale, FL 33309

Gentlemen:

This is Addendum No. 1 to the advisory agreement dated April 25, 2005, by and between XStream Beverage Network, Inc. and Maxim Group LLC (the "Agreement"). The parties agree that the Agreement is amended as set forth in this Addendum. Terms used in this Addendum with the initial letter capitalized which are not otherwise defined will have the meaning given to such terms in the Agreement. Except as specifically amended in this Addendum, the Agreement will remain in full force and effect in accordance with its terms.

1. Section 1(b) of the Agreement shall be amended and restated in its entirety to read as follows:

     "Advise the Company on all matters relating to a contemplated follow-on public offering of approximately $20,000,000, a contemplated private placement from Cogent Capital Corporation (the "Cogent Placement"), as well as evaluate alternative financing structures and arrangements;".

2.   A new Section 3(c) of the Agreement shall be added to read as follows:

     "In connection with the Cogent Placement, the Company shall pay Maxim a cash fee of ten percent (10%) of the amount raised and grant warrants to purchase up to two percent (2%) of the number of securities sold or issued in the form of, at Maxim's option, (a) the securities issued pursuant to the Cogent Placement or (b) common stock of the Company. The warrants shall have (a) an exercise price equal to that of the securities issued, (b) a 5-year term, (c) standard anti-dilution protections for warrants of this type, and (d) unlimited "piggy-back" registration rights. The Company shall file a new registration statement covering resale of the common shares underlying the securities in the Cogent Placement within 60 days from the effective date of the Company's current SB-2 filing and cause such new registration statement to be effective with 120 days from the filing. As proceeds from the Cogent Placement are made available to the Company from time to time, the Company shall pay to Maxim 25% of any such proceeds until the amount of the cash fee owed to Maxim is paid in full. A monthly cash penalty of 1% shall apply on the dollar amount of Maxim's cash fee in the event of any delay in filing."

3.   The current Section 3(c) will now become Section 3(d) and the current
     Section 3(d) will now become Section 3(e).

4. Exhibit C (b) of the Agreement shall be amended and rested in its entirety to read as follows:

     "Grant Maxim Placement Agent Warrants to purchase up to 10% of the number of securities sold or issued in the form of, at Maxim's option, (a) the securities issued pursuant to a Financing or a Transaction or (b) common stock of the Company. The Placement Agent Warrants shall have (a) an exercise price equal to that of the securities issued pursuant to the transaction, (b) a 5-year term, (c) standard antidilution protections for warrants of this type, and (d) unlimited "piggy-back" registration rights; and". ~

5.   Effective Date. This Addendum is effective as of June 10, 2005.


                                             Very truly yours,

                                             Maxim Group LLC.


                                             By:  /s/ Roberto T. Fabros
                                                  ------------------------------
                                                  Roberto T. Fabros
                                                  Managing Director

                                                                               V

                                             By:  /s/ Anthony J. Sarkis
                                                  ------------------------------
                                                 Anthony J. Sarkis
                                                 Director of Investment Banking


Agreed to and accepted:

XStream Beverage Network, Inc.



By: /s/ Jerry Pearring
-----------------------------
Name:  Jerry Pearring
Title: President